Exhibit 10.15

EXECUTION VERSION

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF SEPTEMBER 19, 2006 AMONG W. ANDREW WRIGHT, III, ADDUS TERM TRUST, W. ANDREW WRIGHT GRANTOR RETAINED ANNUITY TRUST, MARK S. HEANEY, JAMES A. WRIGHT, COURTNEY E. PANZER, ADDUS HEALTHCARE, INC. (THE “COMPANY”), ADDUS HOLDING CORPORATION, ADDUS ACQUISITION CORPORATION, ADDUS MANAGEMENT CORPORATION AND FREEPORT FINANCIAL LLC (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE “SENIOR AGENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF SEPTEMBER 19, 2006 AMONG THE COMPANY, THE SENIOR AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) AS SUCH CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS THEREUNDER AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

CONTINGENT PAYMENT AGREEMENT

This Contingent Payment Agreement (this “Agreement”) is entered into as of September 19, 2006 by and among Addus Holding Corporation, a Delaware corporation (“Holdings”), Addus Acquisition Corporation, a Delaware corporation (“Acquisition Co.”), Addus Management Corporation, a Delaware corporation (“Management Co.”, and together with Holdings and Acquisition Co., the “Purchasers”), Addus HealthCare, Inc., an Illinois corporation (the “Company”), W. Andrew Wright, III, as Sellers’ Representative (the “Sellers’ Representative”) and each of the individuals and entities identified as “Contingent Payment Recipients” set forth on Exhibit A attached hereto (each a “Contingent Payment Recipient”, and collectively, the “Contingent Payment Recipients”).

RECITALS

WHEREAS, the parties hereto are party to that certain Stock Purchase Agreement, dated as of September 19, 2006, among the Purchasers, the Contingent Payment Recipients, the Company and the Sellers’ Representative (the “Purchase Agreement”), pursuant to which, on the date hereof, Purchasers are acquiring all of the issued and outstanding securities of the Company (the “Addus Acquisition”);

WHEREAS, pursuant to the Purchase Agreement, the execution and delivery of this Agreement is a condition precedent to the consummation of the Addus Acquisition; and

WHEREAS, in connection with the Addus Acquisition, Purchasers are acquiring all of the Company’s issued and outstanding Equity Securities (the “Original Securities”) from the Contingent Payment Recipients for a combination of (i) cash, (ii) Holdings’ common stock, par value $.001 per share (“Holdings Common Stock”), and (iii) other consideration set forth in the Purchase Agreement, including the right to the Contingent Payments (as defined below).

NOW, THEREFORE, in consideration of the premises and of the covenants and provisions contained herein, the parties hereby agree as follows:

ARTICLE I

CONTINGENT PAYMENT

1.1. Contingent Payments. Pursuant to the terms and subject to the conditions set forth herein, the Contingent Payment Recipients (in accordance with such Contingent Payment Recipient’s Contingent Payment Percentage) shall be eligible to receive certain contingent payments from Management Co. as future additional, deferred consideration for the sale of the Original Securities.

1.2. Timing and Manner of Contingent Payment. On the Contingent Payment Date, subject to Sections 1.3 and 1.4 hereof, Management Co. shall pay, or cause to be paid, the Contingent Payments (or portion thereof), if any, due to the Contingent Payment Recipients. The Contingent Payments payable to the Contingent Payment Recipients shall be payable in cash to the Sellers’ Representative (on behalf of the Contingent Payment Recipients, pm rata based on their respective Contingent Payment Percentage) in accordance with the terms and subject to the conditions set forth in this Agreement, by wire transfer of immediately available U.S. funds to one or more accounts previously designated in writing by the Sellers’ Representative to Management Co. The right of the Contingent Payment Recipients to receive the Contingent Payments shall not, without the prior written consent of the board of directors of Holdings, be transferable, in whole or in part, to any other Person other than to a Permitted Family Transferee.

1.3. Right of Set-Off. Subject to the terms and conditions hereof and of the Purchase Agreement, Management Co. shall have the right to withhold and set-off, against any Contingent Payment due to each Contingent Payment Recipient under this Agreement, the amount of any Losses that such Contingent Payment Recipient is, pursuant to a Final Determination (as defined in the Purchase Agreement), required to pay to the Purchasers or the Purchaser Group (as applicable, the “Indemnified Party”) under Article X of the Purchase Agreement on or prior to the Contingent Payment Date. If Contingent Payments due under this Agreement are so set-off, the amount of such set-off shall be treated as an adjustment to the Purchase Price (as defined in the Purchase Agreement).

1.4. Contingent Payment Conditions and Limitations; Remedy.

(a) Upon the occurrence of the Contingent Payment Date, Management Co. shall make, and the Contingent Payment Recipients shall be entitled to receive, their respective portion of the Contingent Payment, to the extent such Contingent Payment is due and payable pursuant to the terms and conditions of this Agreement.

(b) Notwithstanding anything contained herein to the contrary, Management Co. shall not be obligated to make any Contingent Payments if, and then only to the extent that, making such Contingent Payment would cause Management Co. (or its directors) to violate Section 160 of the Delaware General Corporation Law.

(c) In the event that Management Co. is unable to or fails to pay the full amount of the Contingent Payments, if any, by the Outside Date, at any time after the Outside Date, at the request of the Sellers’ Representative, the Purchasers and the Company shall retain a nationally recognized investment bank (which shall be reasonably acceptable to the Sellers’ Representative and to the holders of a majority of all then outstanding Holdings’ Equity Securities) for the purpose of effecting a Sale of Holdings. Upon such request, each Purchaser and the Company shall cause each of its officers to participate actively in the sale process (including assisting with the preparation of an offering memorandum and being available to meet with representatives of prospective purchasers) as reasonably requested by such investment bank. Each Purchaser and the Company shall in such event expeditiously effect a Sale of the Company on terms reasonably satisfactory to the Purchasers and the Company and shall, subject to the terms of this Agreement, use the proceeds of such Sale of the Company to pay the Contingent Payment Recipients the full amount of all Contingent Payments due hereunder, if any.

1.5. The Sellers’ Representative. Each of the Contingent Payment Recipients hereby authorizes and directs the Sellers’ Representative to take any and all action on behalf of all of the Contingent Payment Recipients under this Agreement. As the representative of the Contingent Payment Recipients, the Sellers’ Representative shall act as the agent for the Contingent Payment Recipients and shall have authority to bind each such Contingent Payment Recipient in accordance with the terms and conditions of this Agreement. The Purchasers and the Company may rely on such appointment and authority until receipt of notice of the appointment of a successor to the Sellers’ Representative upon ten (10) days prior written notice to the Purchasers.

1.6. Subordination. The Contingent Payment Recipients agree that in connection with the transactions contemplated hereby, each Seller will execute the subordination agreement in the form attached hereto as Exhibit B.

1.7. Additional Purchase Price. Any Contingent Payment will be treated by the parties for all purposes as additional Purchase Price (as defined in the Purchase Agreement) under the Purchase Agreement.

1.8. Further Assurances of the Purchasers. Each Purchaser and the Company shall (i) take all necessary corporate action (including, without limitation, that of the stockholders and boards of directors of the Company and each Purchaser) to fully effectuate and carry out the terms and conditions of this Agreement; (ii) execute, acknowledge and deliver, and cause to be taken, executed, acknowledged and delivered, all such other further authorizations, consents, approvals, agreements, assignments or assurances as may be necessary to fully effectuate and carry out the terms and conditions of this Agreement; and (iii) use commercially reasonable efforts to obtain any consents, Orders, authorizations and approvals of, or effect the notification of or filing with, each Person, whether private or governmental, whose consent or approval is required in order to permit the consummation of the transactions contemplated hereby.

ARTICLE II

CONTINGENT PAYMENT RECIPIENT PROTECTIVE COVENANTS

2.1. Protective Covenants. Until such time as the Contingent Payment Recipients receive the Contingent Payments to which they are entitled under this Agreement, the Purchasers each warrant, covenant and agree that it shall not take any of the following actions without the prior written approval of the Sellers’ Representative (on behalf of the Contingent Payment Recipients):

(a) effect any changes in the strategic direction or lines of business of (i) the Company not specified in the business plan approved by Holdings’ board of directors or (ii) Holdings;

(b) create any subsidiary of any Purchaser or the Company (a “Subsidiary”) not, directly or indirectly, wholly-owned by Holdings, or issue any Equity Securities or rights to acquire Equity Securities in any such Subsidiary (other than to Holdings or a wholly-owned Subsidiary of Holdings);

(c) create any committee of the board of directors of Holdings (the “Board”), or the board of directors of the Company or any other Purchaser;

(d) enter into any contract or agreement with any officer, director, stockholder, Affiliate or employee of any Purchaser, the Company or any Subsidiary (each, a “Related Person”), including, without limitation, for the sale or repurchase of any Equity Securities of the Company or any Purchaser (other than (i) repurchase rights existing on or prior to the date of the Holdings Stockholders’ Agreement, (ii) the Eos Management Agreement or (iii) any contract or agreement entered into with such Related Person on terms materially not less favorable to Holdings or a Subsidiary, as the case may be, than would be obtained in a transaction with a Person which is not a Related Person);

(e) in any manner, directly or indirectly, and whether in cash, securities, dividends or other property, pay or declare or set apart for payment, any dividends or make any other distribution on or with respect to any Equity Securities of any Purchaser or the Company (other than (i) the payment of dividends to the holders of the Series A Convertible Preferred Stock of Holdings at the Series A Dividend Rate (as such terms are defined in the Charter) or (ii) the payment of dividends to the holders of Additional Securities, if any);

(f) in any manner conduct or operate the Subject Business through a Subsidiary in which Management Co. owns, directly or indirectly, less than 80% of the issued and outstanding Equity Securities, except in connection with a Sale of Holdings;

(g) in any manner alter or change the terms and conditions of this Agreement;

(h) in any manner alter or change the terms, designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, of the Series A Convertible Preferred Stock in a manner that is adverse to the Contingent Payment Recipients;

(i) except as otherwise contemplated in the Holdings Stockholders’ Agreement, alter the size of Holding’s Board or any committee thereof;

(j) effect any changes in the Charter, Bylaws, Stockholders’ Agreement or Registration Rights Agreement to the extent that such change would have an adverse impact on the rights of the Contingent Payment Recipients hereunder (other than an amendment or modification effected solely to provide rights to holders of Undesignated Preferred Stock (as defined in the Charter)); or

(k) agree to take any of the foregoing actions.

At any time that any Purchaser or the Company has any subsidiary or committee, it shall not permit such subsidiary or committee, as the case may be, to take any of the actions set forth in this Article II (with all references to such party deemed to be references to such Subsidiary or committee) without the prior written approval of the Sellers’ Representative (on behalf of the Contingent Payment Recipients).

ARTICLE III

DEFINITIONS

Capitalized terms that are used but not identified herein shall have the meaning assigned to such terms in Annex I attached hereto.

ARTICLE IV

MISCELLANEOUS

4.1. Benefit of Parties. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Subject Persons and their respective successors and permitted assigns, personal representatives, heirs and estates, as the case may be. Neither this Agreement nor any rights hereunder shall be assigned in whole or in part by any party hereto without the prior written consent of the other parties hereto; provided, however, that Purchasers may assign any or all of their rights, obligations and interests hereunder without any such written consent as security for any obligations arising in connection with the financing of the transactions contemplated by the Purchase Agreement.

4.2. Entire Agreement. This Agreement, together with the Purchase Agreement and the transactions and documents contemplated hereby and thereby, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties (whether written or oral) with respect thereto; and may not be contradicted or otherwise interpreted by evidence of any such prior or contemporaneous agreement, draft, understanding or representation (whether written or oral).

4.3. Severability. If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain unenforceable in accordance with their terms.

4.4. Counterparts and Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument. Execution and delivery of this Agreement by electronic exchange bearing the copies of a party’s signature shall constitute a valid and binding execution and delivery of this Agreement by such party. Such electronic copies shall constitute enforceable original documents.

4.5. Taxes. Management Co. shall withhold or cause to be withheld from any Contingent Payment any Taxes that are required by law to be withheld. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the applicable Contingent Payment Recipient.

4.6. Notices. All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telecopied, sent by e-mail, sent by nationally recognized overnight courier or mailed by registered or certified mail with postage prepaid, return receipt requested, to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) to the Company, to:

Addus HealthCare, Inc.

2401 South Plum Grove Road

Palatine, Illinois 60067

Attention: Edward Budy, Esq.

Telephone: (847) 303-5300

Facsimile: (847) 303-5376

Email: EBudy@addus.com

with a copy to:

Eos Management, Inc.

320 Park Avenue

New York, New York 10022

Attention: Mark L. First

Telephone: (212) 832-5800

Facsimile: (212) 832-5815

Email: MFirst@eospartners.com

with a copy to:

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036

Attention: Dominick P. DeChiara, Esq.

Telephone: (212) 827-4098

Facsimile: (212) 556-2222

Email: DDeChiara@kslaw.com

(b) if to Purchasers, to:

c/o Eos Management, Inc.

320 Park Avenue

New York, New York 10022

Attention: Mark L. First

Telephone: (212) 832-5800

Facsimile: (212) 832-5815

Email: MFirst@eospartners.com

with a copy to:

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036

Attention: Dominick P. DeChiara, Esq.

Telephone: (212) 827-4098

Facsimile: (212) 556-2222

Email: DDeChiara@kslaw.com; and

(c) if to any Contingent Payment Recipient, to such Contingent Payment Recipient at the address set forth on Exhibit A opposite the name of such Contingent Payment Recipient;

with a copy to:

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Patrick G. Quick, Esq.

Telephone: (414) 297-5678

Facsimile: (414) 297-4900

Email: pgquick@foley.com;

4.7. Amendments: Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the Purchasers and the Sellers’ Representative (on behalf of the Contingent Payment Recipients). By an instrument in writing the Company, the Purchasers and the Sellers’ Representative may waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

4.8. Governing Law; Dispute Resolution.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

(b) Any controversy or claim arising out of or relating to this Agreement (including, without limitation, as to arbitrability), or the breach thereof, shall be settled by individual arbitration (as opposed to class or collective arbitration) administered by a Person mutually selected by the Sellers’ Representative and the Purchasers (the “Arbitrator”). If the parties are unable to agree upon the Arbitrator, they shall each select an arbitrator and the two selected arbitrators shall appoint a third arbitrator to act as the Arbitrator.

(c) In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement, or the breach hereof or thereof, with the exception of those items excluded above, the Purchasers and the Sellers’ Representative shall use their commercially reasonable efforts to resolve the dispute, claim, question or disagreement. To this effect, the Purchasers and the Sellers’ Representative will meet in person or by telephone within ten (10) Business Days of any party’s receipt of a written notice informing that party of the existence of a dispute, claim, question or disagreement. If the Purchasers and the Sellers’ Representative do not resolve or settle the matter within ten (10) Business Days after the initial meeting, or following any longer period as the parties may agree to in writing, the Purchasers and the Sellers’ Representative shall then immediately submit the dispute to binding arbitration in accordance with this Section 4.8.

(d) The arbitration hearing shall commence within ninety (90) calendar days after the Arbitrator is selected, unless the Purchasers and the Sellers’ Representative agree to extend this time period. The arbitration shall take place in New York, New York.

(e) The arbitration shall be conducted pursuant to the Federal Rules of Procedure and the Federal Rules of Evidence. The Arbitrator will have full power to give directions and make such orders as the Arbitrator deems just. Nonetheless, the Arbitrator explicitly shall not have the authority, power, or right to alter, change, amend, modify, add, or subtract from any provision of this Agreement.

(f) The Arbitrator shall issue a written decision within thirty (30) days after the conclusion of the arbitration hearing, which decision shall be rendered without reference to the reason for the arbitrator’s decision or any citation to precedent. The agreement to arbitrate will be specifically enforceable. The award rendered by the arbitrator shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered in any court of competent jurisdiction. The fees and expenses of the arbitrator shall be allocated between the Sellers’ Representative (on behalf of the Contingent Payment Recipients), on the one hand, and the Purchasers, on the other hand in the same proportion that the aggregate amount of the disputed items submitted to the Arbitrator that is unsuccessfully disputed by each such party (as finally determined by the Arbitrator) bears to the total amount of such disputed items so submitted.

(g) During any arbitration proceeding, the parties shall continue to perform their respective obligations under this Agreement.

4.9. Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part hereof.

4.10. Captions. The captions of the Articles and Sections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any Article or Section hereof

4.11. Termination. This Agreement will terminate and be of no further force and effect, with no additional action required by any of the parties hereto, upon the earlier to occur of the following:

(a) the mutual agreement of the Purchasers, the Company and the Sellers’ Representative (on behalf of the Contingent Payment Recipients);

(b) the receipt by the Contingent Payment Recipients of the Contingent Payments to which they are entitled; and

(c) any (i) voluntary or involuntary liquidation, dissolution or winding up of Holdings, other than any dissolution, liquidation or winding up in connection with any reincorporation of Holdings in another jurisdiction, or (ii) any Sale of Holdings, in each case, which results in a Net Value of Holdings of less than the Target Amount.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed as of the date set forth above.

COMPANY

ADDUS HEALTHCARE, INC.

By:	/s/ W. Andrew Wright, III
Name:	W. Andrew Wright, III
Title:	President

PURCHASERS

ADDUS HOLDING CORPORATION

By:	/s/ Simon A. Bachleda
Name:	Simon A. Bachleda
Title:	Secretary

ADDUS MANAGEMENT CORPORATION

By:	/s/ Simon A. Bachleda
Name:	Simon A. Bachleda
Title:	Secretary

ADDUS ACQUISITION CORPORATION

By:	/s/ Simon A. Bachleda
Name:	Simon A. Bachleda
Title:	Secretary

Signature Page to

Contingent Payment Agreement

CONTINGENT PAYMENT RECIPIENTS

ADDUS TERM TRUST

By:	/s/ W. Andrew Wright, III
Name:	W. Andrew Wright, III
Title:	Trustee

W. ANDREW WRIGHT GRANTOR RETAINED ANNUITY TRUST

By:	/s/ W. Andrew Wright, III
Name:	W. Andrew Wright, III
Title:	Trustee

By:	/s/ W. Andrew Wright, III
W. Andrew Wright, III

By:	/s/ Mark S. Heaney
Mark S. Heaney

By:	/s/ James A. Wright
James A. Wright

By:	/s/ Courtney E. Panzer
Courtney E. Panzer

Signature Page to

Contingent Payment Agreement

SELLERS’ REPRESENTATIVE

W. Andrew Wright, III as Sellers’ Representative

By:	/s/ W. Andrew Wright, III
Name:	W. Andrew Wright, III
Title:

Signature Page to

Contingent Payment Agreement

ANNEX I

DEFINITIONS

“Acquisition Co.” has the meaning set forth in the caption to this Agreement.

“Additional Securities” means any Holdings Equity Securities that are issued after the date hereof that rank senior to the Series A Convertible Preferred Stock with respect to the payment of dividends and upon a Liquidation.

“Addus Acquisition” has the meaning set forth in the recitals to this Agreement.

“Affiliate” means with respect to any Person, any Persons directly or indirectly controlling, controlled by or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

“Board” has the meaning set forth in Section 2.1(c) of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Bylaws” means Holdings’ Bylaws dated as or about the date hereof (as the same may be amended, restated, modified or otherwise supplemented from time to time).

“Charter” means Holdings’ Restated Certificate of Incorporation substantially in the form attached as Exhibit B to the Purchase Agreement (as the same may be amended, restated, modified or otherwise supplemented from time to time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the caption to this Agreement.

“Contingent Payment” means an amount equal to the lesser of (i) the Net Value of Holdings minus the Target Amount or (ii) the sum of (A) $10,000,000 plus (B) eight percent (8%) per annum multiplied by $10,000,000, compounded annually, through the Contingent Payment Date; provided, however, that, after the occurrence of the Outside Date, the rate applied in this clause (B) shall be equal to ten (10%) per annum, compounded annually for such period of time commencing on the Outside Date through the date that such payment is actually made.

“Contingent Payment Date” means the earliest to occur of the following: (i) the closing date of a QIPO, (ii) the occurrence of a Liquidation or (iii) the date that is five (5) years from the date hereof; provided, however, that if the creditors of the Purchasers or the Company under the Financing Documents request in good faith, in a writing delivered to the Sellers’ Representative on or before the date that is five (5) years from the date hereof, that Management Co. delay the payment of the Contingent Payments, the Contingent Payment Date shall be extended for the period so requested; provided further, however, that in no event shall the Contingent Payment Date be a date occurring after the Outside Date.

“Contingent Payment Percentage” means the percentage designated in the column “Contingent Payment Percentage” corresponding to such Contingent Payment Recipient as set forth on Exhibit A hereto.

“Contingent Payment Recipients” has the meaning set forth in the preamble of this Agreement.

“Eos Management Agreement” means that certain Management Agreement dated as of the date hereof between the Company and Eos Management, Inc. (as the same may be amended, restated or otherwise modified from time to time).

“Equity Securities” means all shares of capital stock of any entity, all securities convertible into or exchangeable for shares of capital stock of such entity, and all options, warrants and other rights to purchase or otherwise acquire from such entity shares of such capital stock, including any stock appreciation or similar rights, contractual or otherwise.

“Event of Default” has the meaning set forth in the Financing Documents.

“Financing Documents” means the Company’s third party financing documents with the Company’s senior secured lenders as of the Closing Date, and any subsequent refinancing thereof.

“GAAP” means generally accepted accounting principles employed in the United States.

“Holdings” has the meaning set forth in the caption to this Agreement.

“Holdings Common Stock” has the meaning set forth in the recitals to this Agreement.

“Holdings Equity Securities” means all shares of capital stock of Holdings, all securities convertible into or exchangeable for shares of capital stock of Holdings, and all options, warrants, and other rights to purchase or otherwise acquire from Holdings shares of such capital stock, including any stock appreciation or similar rights, contractual or otherwise.

“Holdings Stockholders’ Agreement” means the Holdings Stockholders’ Agreement, substantially in the form of Exhibit C to the Purchase Agreement (as the same may be amended, restated, modified or otherwise supplemented from time to time).

“Incremental Amount” means the amount of cash consideration received by the Company upon the issuance of any Additional Securities, plus the amount of any accrued and unpaid dividends with respect to such Additional Securities calculated as of the Contingent Payment Date.

“Indemnified Party” has the meaning set forth in Section 1.5.

“Liquidation” means any (i) voluntary or involuntary liquidation, dissolution or winding up of Holdings, other than any dissolution, liquidation or winding up in connection with any reincorporation of Holdings in another jurisdiction, or (ii) any Sale of Holdings, in each case, which results in a Net Value of Holdings greater than the Target Amount.

“Management Co.” has the meaning set forth in the caption to this Agreement.

“Net Value of Holdings” means, as of the Contingent Payment Date (and in all cases without taking into account any amounts owing under this Agreement), (i) in the case of a QIPO, the implied equity value of Holdings on a debt-free basis, (ii) in the case of a Sale of Holdings, the implied equity value of Holdings resulting from such Sale of Holdings, taking into account the net consideration received by the stockholders in respect of such Sale of Holdings, less (to the extent not already taken into account in determining net consideration) all outstanding indebtedness of Holdings and its Subsidiaries, and (iii) in all other circumstances, the aggregate proceeds that would be available for distribution to the stockholders of Holdings (assuming an orderly liquidation of Holdings as of the Contingent Payment Date), after the satisfaction of all outstanding indebtedness of Holdings and its Subsidiaries and third party claims of Holdings’ other creditors.

“Original Securities” has the meaning set forth in the recitals to this Agreement.

“Outside Date” means the date that is five (5) years and six (6) months from the date hereof (and if such date is not a Business Day, then on the next succeeding Business Day).

“Permitted Family Transferee” means, with respect to any Contingent Payment Recipient, (i) the spouse or any lineal descendant (including adopted children) of such Contingent Payment Recipient, (ii) any trust solely for the benefit of such Contingent Payment Recipient and/or the spouse or lineal descendants (including adopted children) of such Contingent Payment Recipient, (iii) a family trust, partnership or limited liability company under the control of such Contingent Payment Recipient or established solely for the benefit of such Contingent Payment Recipient and/or such Contingent Payment Recipient’s spouse or lineal descendants (including adopted children) or for estate planning purposes provided such family trust, partnership or limited liability company remains under the control of such Contingent Payment Recipient, or (iv) the estate of such Contingent Payment Recipient.

“Person” means any individual, partnership, limited liability company, corporation, trust, unincorporated organization, or any other form of legal entity.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Purchasers” has the meaning set forth in the caption to this Agreement.

“QIPO” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement filed on Form S-1 (or its successor form) under the Securities Act of 1933, as amended, resulting in aggregate proceeds (net of underwriting discounts and commissions) to Holdings of not less than Fifty Million Dollars ($50,000,000).

“Registration Rights Agreement” means that certain Registration Rights Agreement dated on or about the date hereof by and among the Corporation, the holders of the Series A Convertible Preferred Stock and the other parties thereto, as the same may be modified, supplemented or amended from time to time.

“Related Person” has the meaning set forth in Section 2.1(d).

“Requirements” has the meaning set forth in Section 4.9.

“Sale of Holdings” means (i) the sale of all or substantially all of the assets of Holdings, (ii) the sale or transfer of the outstanding shares of capital stock of Holdings, or (iii) the merger or consolidation of Holdings with another person or entity, in each case in clauses (ii) and (iii) above under circumstances in which the holders (together with any Affiliates of such holders) of the voting power of outstanding capital stock of Holdings, immediately prior to such transaction, own less than 50% in voting power of the outstanding capital stock of Holdings or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of Holdings (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or securities) which constitutes all or substantially all of the consolidated assets of Holdings or the Subject Business shall be deemed a Sale of Holdings.

“Sellers’ Representative” has the meaning set forth in the caption to this Agreement.

“Series A Convertible Preferred Stock” has the meaning set forth in the Charter.

“Stockholders’ Agreement” means that certain Stockholders’ Agreement dated on or about the date hereof by and among Holdings, the holders of the Series A Convertible Preferred Stock and the other parties thereto, as the same may be modified, supplemented or amended from time to time.

“Subject Business” means (i) the provision of paraprofessional and skilled home health and adult daycare services, (ii) healthcare staffing services, and (iii) any other line of business (a) in which the Company and/or its Subsidiaries are engaged in as of the date of this Agreement (or have taken substantial steps to enter into) and (b) in which the Company and/or its Subsidiaries have been engaged in the previous five (5) years.

“Subject Persons” means Purchasers, the Company and their respective Affiliates, shareholders and directors.

“Subsidiary” means, with respect to any Person, (i) any corporation or other entity of which at least a majority of the securities or other interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such entity is directly or indirectly owned by such Person and (ii) any corporation or other entity whose assets, or portions thereof, are consolidated with the net earnings of such Person and are recorded on the books of such Person for financial reporting purposes in accordance with GAAP.

“Target Amount” means an amount equal to the sum of (i) (a) $37,750,000 plus (b) ten percent (10%) per annum multiplied by $37,750,000, compounded annually (which compounding shall take into account the timing of any dividends paid or other distributions or other payments made to the holders of the Series A Convertible Preferred Stock as described in clauses (x) and (y) below) through the Contingent Payment Date plus (ii) the Incremental Amount, if any, minus the sum of (x) the amount of any dividends paid or other distributions made on the Additional Securities, the Series A Convertible Preferred Stock and on the Holdings Common Stock (solely to the extent paid to the Purchasers and the holders of Additional Securities), through the Contingent Payment Date and (y) the principal amount of any Additional Securities and Series A Convertible Preferred Stock that is redeemed or otherwise repurchased by Holdings through the Contingent Payment Date.

“Tax” means any United States federal, state, local or foreign taxes, including but not limited to any income, gross receipts, payroll, employment, excise, severance, stamp, business, premium, windfall profits, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added tax, or similar tax, any alternative or add-on minimum tax, and any estimated tax, in each case, including any interest, penalty, or addition thereto, whether disputed or not.

EXHIBIT A

CONTINGENT PAYMENT RECIPIENTS

CONTINGENT PAYMENT RECIPIENT AND ADDRESS	CONTINGENT PAYMENT PERCENTAGE
W. Andrew Wright, III 281 Steeplechase Road Barrington, IL 60010	75.8%

Addus Term Trust 281 Steeplechase Road Barrington, IL 60010	3.3%

W. Andrew Wright Grantor Retained Annuity Trust 281 Steeplechase Road Barrington, IL 60010	13.3%

Mark S. Heaney 1340 Inverness Lane Schererville, IN 46375	5.6%

James A. Wright 79 Spring Creek Road Barrington Hills, IL 60010	1%

Courtney E. Panzer 4N 539 Hidden Oaks Road St. Charles, IL 60175	1%

A-1

EXHIBIT B

SUBORDINATION AGREEMENT

Execution Copy

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of September 19, 2006 (this “Agreement”) is entered into among Addus HealthCare, Inc., an Illinois corporation (the “Company”), Addus Holding Corporation, a Delaware corporation (“Holdings”), Addus Acquisition. Corporation, a Delaware corporation (“Acquisition Co.”), Addus Management Corporation, a Delaware corporation (“Management Co.” and together with Holdings and Acquisition Co., the “Purchasers”), Freeport Financial LLC, as Senior Agent (as hereinafter defined) for Senior Lenders under the Credit Agreement (as hereinafter defined), W. Andrew Wright, III, Addus Term Trust, W. Andrew Wright Grantor Retained Annuity Trust, Mark S. Heaney, James A. Wright and Courtney E. Panzer (each, a “Subordinated Claimant” and collectively, “Subordinated Claimants”).

RECITALS

A. The Senior Agent, certain financial institutions (together with the successors and assigns thereof, “Senior Lenders”) and the Company (from and after consummation of the merger of Acquisition Co. with and into Company) have entered into a Credit Agreement, dated as of the date hereof (as from time to time amended, modified, extended, renewed, refinanced, or restated, the “Credit Agreement”), together with the other Loan Documents (as defined in the Credit Agreement), whereby the Senior Lenders have made and shall make available to the Company certain loans and other financial accommodations therein set forth. All of the Company’s obligations under the Senior Loan Documents (as hereinafter defined) are secured by assignments of and security interests in substantially all of the now or hereafter acquired assets of the Company and its Subsidiaries, all as more fully set forth in the Loan Documents.

B. As future, additional, deferred consideration for the sale by the Subordinated Claimants of all of the Company’s issued and outstanding equity securities to the Purchasers on the date hereof, the Subordinated Claimants are eligible to receive certain contingent payments from Management Co. (the “Contingent Payments”) pursuant to the terms of that certain Contingent Payment Agreement dated as of the date hereof by and among Company, the Purchasers and the Subordinated Claimants (the “Contingent Payment Agreement”, together with all other documents or instruments executed in connection therewith (as from time to time modified, extended, renewed, refinanced or restated to the extent permitted by the terms of this Agreement, collectively the “Subordinated Documents”)) in favor of the Subordinated Claimants.

C. As a condition of the financing accommodations under the Loan Documents, the parties hereto are required to enter into this Agreement to establish the relative rights and priorities of the Senior Agent, the Senior Lenders and the Subordinated Claimants under the Senior Loan Documents and the Subordinated Documents.

D. The Subordinated Claimants will benefit from the financing accommodations made by the Senior Lenders under the Credit. Agreement and the other Loan Documents. The Subordinated Claimants, the Company and the Purchasers desire to enter into this Agreement in order to induce the Senior Lenders to enter into the Credit Agreement. The Subordinated Claimants acknowledge that the Senior Lenders would not enter into the Senior Loan Documents but for the execution of this Agreement.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Definitions. Except as otherwise provided herein, all capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the Credit Agreement, provided, that the following terms shall have the meanings set forth below:

“Acquisition Company” shall have the meaning set forth in the recitals hereof.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et. seq.) or any replacement or supplemental federal statute dealing with the bankruptcy of debtors.

“Company” shall have the meaning set forth in the recitals hereof.

“Company Property” means all assets, property and property rights, of any kind or nature, tangible or intangible, now or hereafter existing, in which the Company, the Management Co. or any Obligor owns, asserts or maintains an interest.

“Contingent Payment Agreement” shall have the meaning set forth in the recitals hereof.

“Contingent Payments” shall have the meaning set forth in the recitals hereof.

“Credit Agreement” shall have the meaning set forth in the recitals hereof.

“Finally Paid” or “Final Payment” when used in connection with the Senior Indebtedness, means the full and indefeasible payment in cash of all of the Senior Indebtedness and the irrevocable termination of all Commitments of all the Senior Lenders under the Senior Loan Documents.

“Holdings” shall have the meaning set forth in the recitals hereof.

“Liens” means any mortgage, deed of trust, pledge, lien, security interest, charge, set-off right or other encumbrance, whether now existing or hereafter created, acquired or arising.

“Management Company” shall have the meaning set forth in the recitals hereof.

“Obligor” means any guarantor or obligor of any Senior Indebtedness.

“Proceeding” means any voluntary or involuntary proceeding commenced by or against the Company, the Management Co. or any Obligor under any provision of the Bankruptcy

Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking dissolution, receivership, reorganization, arrangement, or other similar relief.

“Purchasers” shall have the meaning set forth in the recitals hereof.

“Senior Agent” means Freeport Financial LLC, as Agent for Senior Lenders, or any other Person appointed by the holders of the Senior Indebtedness as administrative agent for purposes of the Senior Loan Documents and this Agreement, together with the successors and assigns of all of the foregoing.

“Senior Default” shall mean any “Event of Default” or “Default” as defined under the Senior Loan Documents.

“Senior Indebtedness” means all obligations, liabilities and indebtedness of every nature of Company or any Obligor from time to time owed to the Senior Agent or any Senior Lender under the Senior Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all premium, fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, including any obligations pursuant to Interest Rate Agreements and Letter of Credit Obligations at any time due and owing to any Senior Lender, together with (a) any indebtedness which refinances such principal, interest or other obligations and any amendments, modifications, renewals, restatements, refinancings or extensions thereof to the extent not prohibited by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is allowed in any Proceeding. Senior Indebtedness shall be deemed to be outstanding until it is Finally Paid.

“Senior Loan Documents” means the Credit Agreement, the other Loan Documents and all other agreements, documents and instruments executed from time to time in connection therewith, in each case as from time to time renewed, extended, amended, restated or modified and all agreements and instruments evidencing full or partial refundings or refinancings of the indebtedness thereunder.

“Subordinated Claimant Remedies” means any action (a) to take from or for the account of the Company, the Management Co., any Obligor, any other guarantor of the Subordinated Claims or any other Person, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company (other than receipt of payments of Subordinated Claims to the extent permitted by this Agreement), the Management Co., any Obligor, any such guarantor or any other Person with respect to the Subordinated Claims, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding (including any Proceeding) against the Company, the Management Co., any Obligor, any such guarantor or any other Person to (i) enforce payment of or to collect the whole or any part of the Subordinated Claims or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Documents or applicable law with respect to the Subordinated

Claims, or (c) to take any action under the provisions of any state or federal law, including the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any Company Property or any property or assets of any such guarantor or any other Person provided, however, that “Subordinated Claimant Remedies” shall not include exercise or enforcement (including judicial enforcement) of the rights provided in 1.4(c) of the Contingent Payment Agreement as in effect on the date hereof. Nothing in this definition shall be construed as preventing the Subordinated Claimants from making any “credit bid” at any at any public, private or judicial foreclosure so long as any such “credit bid” results in the Senior Indebtedness being Finally Paid and solely to the extent, the Subordinated Claimants are otherwise permitted to “credit bid” pursuant to Section 363(k) of the Bankruptcy Code. Notwithstanding the foregoing, any distribution or payment received by Subordinated Claimants with respect to the Subordinated Claims will continue to be governed by the subordination and other terms hereof.

“Subordinated Claimants” shall have the meaning set forth in the recitals hereof.

“Subordinated Claims” means all obligations and liabilities of every nature of the Company, the Management Co. or any Obligor from time to time owed to any Subordinated Claimant under the Subordinated Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all premium, fees, indemnities, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding, together with (a) any amendments, modifications, renewals, restatements, refinancings or extensions thereof to the extent permitted by the terms of this Agreement and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is allowed in any Proceeding.

“UCC” means Article 9 of the Uniform Commercial Code, as in effect in any relevant jurisdiction.

2. Subordination of Subordinated Claims to Senior Indebtedness. The Company covenants and agrees, and each Subordinated Claimant by its acceptance of the Subordinated Documents (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Documents, that the payment of any and all of the Subordinated Claims shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Final Payment of all Senior Indebtedness. Each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Agreement.

3. Subordination of Liens.

(a) Each Subordinated Claimant hereby covenants and agrees that any Liens and rights of any kind such Subordinated Claimant may now have and hereafter acquire (or be deemed to now have or hereafter acquire) against the Company, the Management Co., or any Obligor and/or Company Property, if any, shall be subordinate and subject to the Liens and rights against the Company, the Management Co., Obligors and/or Company Property of the Senior Lenders arising from or out of the Senior Indebtedness, regardless of the order, time or manner in which any Liens attach to or are perfected in any Company Property.

(b) If (x) the Company, the Management Co. or any Obligor, as the case may be, desires to make any distribution or payment or to sell any Company Property as to which the Senior Lenders have provided their written consent or which is otherwise permitted under the Senior Loan Documents or (y) the Senior Lenders release their Lien in connection with any sale or disposition of any Company Property, the Subordinated Claimants shall be deemed to have consented to such disposition and shall execute such releases with respect to such Company Property to be sold as the Senior Agent or the Senior Lenders request to evidence the release of any Lien against such property the Subordinated Claimants may have or be deemed to have. Each Subordinated Claimant hereby irrevocably appoints the holders of the Senior Indebtedness, or the Senior Agent on their behalf, as the true and lawful attorneys of the Subordinated Claimants for the purpose of executing and filing any such releases. Each Subordinated Claimant hereby waives any rights such Subordinated Claimant has or may have in the future to object to the appointment of a receiver for all or any portion of the equity or the assets of the Company, the Management Co. or any Obligor or to require any Senior Lender to marshal the collateral and agrees that each Senior Lender may proceed against the collateral in any order that it deems appropriate in the exercise of its absolute discretion.

4. Warranties and Representations of Company, the Purchasers and Subordinated Claimants.

(a) The Company, the Purchasers and each Subordinated Claimant hereby severally represent and warrant to the Senior Lenders that each Senior Lender has been furnished with a true and correct copy of all documents evidencing or governing the Subordinated Claims.

(b) Each of the Company and the Purchasers hereby represent and warrant to the Senior Lenders that this Agreement has been duly executed and delivered by the Company and the Purchasers and constitutes a legal, valid and binding obligation of the Company and the Purchasers enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and general principles of equity.

(c) Each Subordinated Claimant represents and warrants to the Senior Lenders: (i) that this Agreement has been duly executed and delivered by such Subordinated Claimant and constitutes a legal, valid and binding obligation of such Subordinated Claimant enforceable against such Subordinated Claimant in accordance with its terms, except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and general principles of equity; (ii) that such Subordinated Claimant has not relied and shall not rely on any representation or information of any nature made by or received from any Senior Lender relative to the Company, the Management Co. or any Obligor in deciding to execute this Agreement or to permit it to continue in effect; and (iii) that such Subordinated Claimant is the current holder of the Subordinated Claims.

(d) Notwithstanding anything contained in this Agreement to the contrary, each Subordinated Claimant hereby represents and warrants to the Senior Agent and the Company that such Subordinated Claimant has no security interest in or Lien on any assets of the Company, the Management Co. or any Obligor or any Company Property.

5. Negative Covenants. Until all of the Senior Indebtedness has been Finally Paid: (A) the Subordinated Claimants shall not demand, accept or acquire from the Company, the Management Co. or any Obligor any security interest in or Lien on any assets of the Company, the Management Co. or any Obligor or any Company Property, nor any collateral from the Company, the Management Co. or any Obligor; (B) the Company shall not discharge the Subordinated Claims; (C) the Subordinated Claimants shall not demand or accept from the Company, the Management Co., any Obligor or other Person any consideration which would result in a discharge of the Subordinated Claims; (D) the Subordinated Claimants shall not hereafter give any subordination in respect of the Subordinated Claims; and (E) the Company. shall not hereafter issue any instrument, security or other writing evidencing any part of the Subordinated Claims, and the Subordinated Claimants shall not receive any such writing, except upon the condition that such security shall bear the legend referred to in Section 25 below and a true copy thereof shall be thereupon promptly furnished to the Senior Agent.

6. Payments.

(a) Notwithstanding the terms of the Subordinated Documents, the Company hereby agrees that it shall not make (and will not permit any other Obligor to make), and each Subordinated Claimant hereby agrees that it will not accept, any payment or distribution with respect to the Subordinated Claims including any payment or distribution received through the exercise of any right of setoff, counterclaim or crossclaim at any time a Senior Default (other than a Senior Default which consists solely of a violation of a covenant prohibiting the making of such payment or distribution) has occurred and is continuing or if a Senior Default (other than a Senior Default which consists solely of a violation of a covenant prohibiting the making of such payment or distribution) would have resulted as of the most recently ended Computation Period on a pro forma basis after giving effect to such payment or distribution assuming such payment was made on the last day of such Computation Period; provided, however, prior to making any such payment or distribution, the Company shall deliver a compliance certificate in form and substance satisfactory to Agent demonstrating compliance with the requirements of this Section 6(a). Notwithstanding the foregoing, the provisions of Section 8 hereof shall control with respect to any payments or distributions made during a Proceeding.

(b) The failure of the Company to make any payment with respect to the Subordinated Claims by reason of the operation of this Section 6 shall not be construed as preventing the occurrence of a default under the Subordinated Documents.

7. Forbearance of Legal Remedies.

(a) Until the Senior Indebtedness is Finally Paid, the Subordinated Claimants shall not, without the prior written consent of the Senior Agent, exercise any Subordinated Claimant Remedies.

(b) Notwithstanding anything contained herein to the contrary or any rights or remedies available to the Subordinated Claimants under any of the Subordinated Documents, applicable law or otherwise, prior to the time that the Senior Indebtedness has been Finally Paid, any payments, distributions or other proceeds obtained by any Subordinated Claimant from the exercise of any Subordinated Claimant Remedies shall in any event be held in trust by it for the benefit of the Senior Agent and the Senior Lenders and promptly paid or delivered to the Senior Agent for the benefit of the Senior Lenders in the form received.

8. Dissolution, Liquidation, Reorganization or Bankruptcy. (a) In the event of any Proceeding involving the Company, the Management Co. or any Obligor:

(i) all Senior Indebtedness shall be Finally Paid before the Subordinated Claimants shall be entitled to receive any payment on account of any Subordinated Claims; and

(ii) any payment or distribution of assets of such Person of any kind or character, whether in cash, property or securities, to which the Subordinated Claimants would be entitled except for these provisions, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Senior Agent, to the extent necessary to make Final Payment of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness. Each Subordinated Claimant irrevocably authorizes, empowers and directs any debtor, debtor-in-possession, receiver, trustee or agent or other Person having authority, to pay or otherwise deliver all such payments or distributions to Senior Agent.

(b) Until the Senior Indebtedness has been Finally Paid, if a Proceeding shall occur and be continuing, the Subordinated Claimants shall file all claims they may have against the Company, the Management Co. or any Obligor, and shall direct the debtor in possession or trustee in bankruptcy, as appropriate, to pay over to the Senior Agent all amounts due to the Subordinated Claimants on account of the Subordinated Claims until the Senior Indebtedness has been Finally Paid. If the Subordinated Claimants fail to file and/or vote such claims prior to 10 days before the expiration of time to do so, the Senior Agent may (but shall have no obligation to) file and/or vote such claims in the Subordinated Claimants’ name on behalf of the Senior Lenders. If the Senior Agent votes any such claim in accordance with the authority granted hereof, the Subordinated Claimants shall not be entitled to withdraw or change such vote.

(c) Each Subordinated Claimant agrees, in connection with any such Proceeding, that while it shall retain the right to vote and otherwise act in any such proceeding (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), it will not take any action or vote in any way so as to (i) contest the validity of the Liens securing the Senior Indebtedness, (ii) contest the enforceability of any of the Senior Loan Documents, (iii) contest the Senior Lenders’ priority position over the Subordinated Claimants created by this Agreement or (iv) take any position or action which would have directly or indirectly any of the following effects: (A) extension of the final maturity of and/or forgiveness, reduction or cram-down of the Senior Indebtedness or deferral of any required payment in respect of Senior Indebtedness, (B) opposing or objecting to initiatives or claims by the Senior Lenders for adequate protection or relief from the automatic stay, use of cash collateral or super-priority expense of administration for failure of adequate protection, (C) challenging in any respect treatment of the Senior Indebtedness as a first priority perfected fully secured claim, (D) blocking current payment of any obligation in respect of Senior Indebtedness, (E) assenting to or supporting any requested extension of the exclusivity period for the submission by Company of any plan of reorganization or liquidation under, the Bankruptcy Code unless such extension is assented to or supported by the Senior Lenders; and (F) opposing or objecting to any sale or lease of any Company Property that has been consented to by the holders of Senior Indebtedness the proceeds of which are used to repay Senior Indebtedness. In the event of any violation of any provisions of this section by any Subordinated Claimant, the Senior Lenders may in the name of the Subordinated Claimants, or in their own name thereafter amend, modify or rescind any such prior act taken or vote issued, in violation of this Agreement.

(d) Until the Senior indebtedness has been Finally Paid, if a Proceeding shall occur and be continuing, the Subordinated Claimants hereby (i) expressly consent to any Senior Lender’s providing post-petition financing to the Company, the Management Co. or any Obligor or the granting by the Company, the Management Co. or any Obligor to any Senior Lender of senior liens and priorities in connection therewith and/or the use of cash collateral and (ii) agree that adequate notice of such financing or cash collateral usage to the Subordinated Claimants shall have been provided if the Subordinated Claimants received notice in accordance with Section 16 hereof 2 Business Days prior to the entry of any order approving such financing or cash collateral usage.

(e) If any Subordinated Claimant has or at any time acquires any Lien securing any Subordinated Claims, such Subordinated Claimant agrees not to (i) initiate any proceeding involving the marshalling of any of Company Property (whether in a Proceeding or otherwise) or (ii) assert any right it may have to “adequate protection” of its interest, if any, in such security in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, in each case without the prior written consent of the Senior Agent. Each Subordinated Claimant waives any claim or defense such Subordinated Claimant may now or hereafter have arising out of the election by any Senior Lender in any Proceeding instituted under Chapter 11 of the Bankruptcy Code of any use of cash collateral, any borrowing or any grant of a security interest under Sections 363 and/or 364 of the Bankruptcy Code by the Company, the Management Co. or any Obligor, as debtor-in-possession. Each Subordinated Claimant agrees that it will not object to or oppose a sale or other disposition of any property securing all or any part of the Senior Indebtedness free and clear of any Liens or other claims of such Subordinated Claimant under Section 363 of the Bankruptcy Code if the Senior Agent has consented to such sale or disposition. Each Subordinated Claimant further agrees that it will not seek to participate on any creditors committee in respect of the Subordinated Claims without the Senior Agents Prior written consent, which consent shall not be unreasonably withheld. To the extent that any Senior Lender receives payments on, or proceeds of collateral for, the Senior Indebtedness which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then as between such Senior Lender and such Subordinated Claimant hereunder, to the extent of such payment or proceeds received, the Senior Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by such Senior Lender.

9. Obligation of Company Unconditional. Nothing contained herein or in, the Senior Loan. Documents is intended to or shall impair, as between the Company and the Subordinated Claimants only, the obligation of the Company, which is absolute and unconditional, to pay to the Subordinated Claimants the Subordinated Claims as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Subordinated Claimants and creditors of the Company other than the Senior. Lenders.

10. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

(a) No right of any present or future holders of any Senior Indebtedness to enforce the subordination provisions as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company; by any act or failure to act by any such holder; by any act or failure to act by any other holder of the Senior Indebtedness; or by any noncompliance by the Company with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The Subordinated Claimants shall not be released, nor shall the Subordinated Claimants’ obligation hereunder be in anyway diminished, by any of the following: (i) the exercise or the failure to exercise by any Senior Lender of any rights or remedies conferred on it or them under the Senior Loan Documents hereunder or existing at law or otherwise, or against any Company Property; (ii) the commencement of an action at law or the recovery of a judgment at law against the Company, the Management Co. or any Obligor for the performance of the Senior Indebtedness and the enforcement thereof through levy or execution or otherwise; (iii) the taking or institution or any other action or proceeding against the Company, the Management Co. or any Obligor; (iv) any delay in taking, pursuing, or exercising any of the foregoing actions, rights, powers, or remedies (even though requested by Subordinated Claimants) by any Senior Lender or anyone acting for any Senior Lender; (v) any lack of validity or enforceability of any Senior Loan Document; (vi) the release or non-perfection of any collateral securing the Senior Indebtedness; or (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, the Management Co. or any Obligor in respect of the Senior Indebtedness or Subordinated Claimants in respect of this Agreement.

(b) Without limiting the generality of the foregoing, and anything else contained herein to the contrary notwithstanding, any Senior Lender, from time to time, without prior notice to or the consent of the Subordinated Claimants, may take all or any of the following actions without in any manner affecting or impairing the obligation or liability of the Subordinated Claimants hereunder: (i) obtain a Lien in any property to secure any of the Senior Indebtedness; (ii) obtain the primary and secondary liability of any party or parties with respect to any of the Senior Indebtedness; (iii) renew, extend, or otherwise change the time for payment of the Senior Indebtedness or any installment thereof for any period, or change the interest rates and fees with respect to the Senior Indebtedness; (iv) renew, reaffirm, extend, release or otherwise change any liability of any nature of any Person, including any Obligor, with respect to the Senior Indebtedness; (v) exchange, enforce, waive, release, and apply any Company Property and direct the order or manner of sale thereof as such Senior Lender may in its discretion determine; (vi) enforce its rights hereunder, whether or not such Senior Lender shall proceed against any other Person; (vii) exercise its rights to consent to any action or non-action of the Company, the Management Co. or any Obligor which may violate the covenants and agreements contained in the Senior Loan Documents, with or without consideration, on such terms and conditions as may be acceptable to it; or (viii) exercise any of its rights conferred by the Senior Loan Documents or by law.

11. Waivers. The Company and each Subordinated Claimant each hereby waive, to the fullest extent permitted by law, any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought, therefor by the Senior Lenders. To the fullest extent permitted by law and except as to any notices specified in this Agreement, notices regarding the intended sale or disposition of any portion of the collateral held by the Senior Lenders, or any notice which may not be waived in accordance with the UCC, the Company and each Subordinated Claimant each hereby further waive: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Indebtedness or the Subordinated Claims to which the Company or the Subordinated Claimants may be a party; prior notice of and consent to any loans made, extensions granted or other action taken in reliance thereon; and all other demands and notices of every kind in connection with this Agreement, the Senior Indebtedness or the Subordinated Claims. Each Subordinated Claimant consents to any release, renewal, extension, compromise or postponement of the time of payment of the Senior Indebtedness, to any substitution, exchange or release of collateral therefor, and to the addition or release of any Person primarily or secondarily liable thereon.

12. No Estoppel. Neither the failure nor any delay on the part of any Senior Lender to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

13. Incorrect Payments; Specific Performance. If the Company, the Management Co. or any Obligor shall make or the Subordinated Claimants shall collect any payment on account of any amounts due under the Subordinated Claims in contravention of this Agreement, such payments shall be held in trust by the Subordinated Claimants and not commingled with any asset of any Subordinated Claimant and shall be paid over and delivered to the Senior Agent, for the benefit of the Senior Lenders, promptly upon receipt thereof. At any time any Subordinated Claimant fails to comply with any provision of this Agreement, the Senior Lenders may demand specific performance of this Agreement, whether or not the Company has complied with this Agreement, and may exercise any other remedy available at law or equity.

14. Amendment of the Subordinated Documents and Senior Loan Documents. Each Subordinated Claimant agrees that it will not, without the prior written consent of the Senior Agent, agree to any amendment, modification or supplement to the Subordinated Documents other than any immaterial amendment which is not adverse to the rights of the Senior Lenders; provided, however, the foregoing shall not restrict any Subordinated Claimant from waiving any default under the Subordinated Documents. The Senior Indebtedness may at any time be amended, modified, restated, refinanced, or waived without limitation without notice to, or the consent of, the Subordinated Claimants.

15. Inconsistent or Conflicting Provisions; Construction. If a provision of the Senior Loan Documents or the Subordinated Documents is inconsistent or conflicts with the provisions of this Agreement, the provisions of this Agreement shall govern and prevail. The term “including” is not limiting and means “including without limitation.” In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

16. Notices. Any notice, consent or other communication provided for in this Agreement shall be in writing and shall be delivered personally (effective upon delivery), via facsimile (effective upon confirmation of transmission), via overnight courier (effective the next Business Day after dispatch if instructed to deliver on next business day) or via U.S. Mail (effective 3 days after mailing, postage prepaid, first class) to each party at its address(es) and/or facsimile number(s) set forth on Annex I hereto, or to such other address as either party shall specify to the other in writing from time to time. The Subordinated Claimants shall provide the Senior Agent with written notice promptly upon the occurrence of an event of default under the Subordinated Documents. The parties hereto agree that, notwithstanding Section 20(b) hereof, any notice to a Subordinated Claimant shall be deemed to constitute notice to all affiliated Subordinated Claimants.

17. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the Senior Agent and the Subordinated Claimants; provided that any such change, waiver or amendment shall be binding upon the Company by their written consent thereto. This Agreement shall constitute a Loan Document and the recitals hereto shall constitute part of this Agreement.

18. Additional Documentation. The Company, the Purchasers and the Subordinated Claimants shall execute and deliver to the Senior Agent such further instruments and shall take such further action as the Senior Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

19. Expenses. The Company agrees to pay the Senior Agent and the Senior Lenders on demand all expenses of every kind, including Attorney Costs, that the Senior Agent or the Senior Lenders incur in enforcing any of their rights against the Company and/or the Subordinated Claimants under this Agreement.

20. Successors and Assigns.

(a) This Agreement shall inure to the benefit of each Senior Lender, each Subordinated Claimant, and their respective successors and assigns, and shall be binding upon the Company and its successors and assigns, the Purchasers and their respective successors and assigns and each Senior Lender, each Subordinated Claimant and their respective transferees, successors and assigns, including any subsequent claimant of the Contingent Payments. Any Senior Lender, without prior notice or consent of any kind, may sell, assign or transfer any Senior Indebtedness, and in such event each and every immediate and successive assignee or transferee thereof may be given the right by such Person to enforce this Agreement in full against the Company and the Subordinated Claimants, by suit or otherwise, for its own benefit.

(b) No Subordinated Claimant shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Claims or any Subordinated Document unless the transferee thereof shall have executed and delivered to the Senior Agent a counterparty agreement and acknowledgment and consent hereto in form and substance satisfactory to Senior Agent providing for the agreement of such transferee to be bound by the provisions of this Agreement as a “Subordinating Claimant” hereunder. Notwithstanding any failure of any such transferee to execute and deliver such a counterparty agreement and acknowledgement and consent, this Agreement shall survive any sale, assignment, disposal or other transfer of all or any portion of the Subordinated Claims to such transferee and the terms of this Agreement shall be binding upon the successors, transferees and assigns of the Subordinated Claimant.

(c) Notwithstanding the failure of any transferee to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Claims, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Claim, as provided in this Section 20.

(d) Each Subordinated Claimant hereby agrees that any party that refinances the Senior Indebtedness of the Senior Lenders may rely on and enforce this Agreement as if it were such Senior Lender. Each Subordinated Claimant further hereby agrees that it will, at the request of such Senior Lender, enter into an agreement, in the form of this Agreement, mutatis mutandis, to subordinate the Subordinated Claims, to the same extent as provided herein, to the party refinancing all or a portion of such Senior Indebtedness; provided that the failure of the Subordinated Claimants to execute such an agreement shall not affect such party’s right to rely on and enforce the terms of this Agreement.

21. Covenant Not to Challenge. This Agreement has been negotiated by the parties with the expectation and in reliance upon the assumption that the instruments and documents evidencing the Senior Indebtedness are valid and enforceable. In determining whether to enter into this Agreement, the Subordinated Claimants have assumed such validity and enforceability, and have agreed to the provisions contained herein, without relying upon any reservation of a right to challenge or call into question such validity or enforceability. As between any Senior Lender and any Subordinated Claimant, each Subordinated Claimant hereby covenants and agrees, to the fullest extent permitted by law, that it shall not initiate in any proceeding a challenge to the validity or enforceability of the documents and instruments evidencing the Senior Indebtedness or the validity, perfection or priority of any Lien of the Senior Agent or the Senior Lenders securing the Senior Indebtedness, nor shall the Subordinated Claimants instigate other, parties to raise any such challenges, nor shall the Subordinated Claimants participate in or otherwise assert any such challenges which are raised by other parties.

22. Subrogation. Subject to the Final Payment of all Senior Indebtedness and the provisions of Section 24 hereof, the Subordinated Claimants shall be subrogated to the rights of the Senior Lenders to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness to the extent that distributions otherwise payable to the Subordinated Claimants have been applied to the Senior Indebtedness, until all amounts payable under the Subordinated Claims shall have been paid in full. For purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Subordinated Claimants would be entitled except for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Senior Lenders by the Subordinated Claimants shall, as among the Company and its creditors other than the Senior Lenders, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness. If the Company fails to make any payment on account of the Subordinated Claims by reason of any provision contained herein, such failure shall, notwithstanding such provision contained herein, constitute a default with respect to the Subordinated Claims if and to the extent such failure would otherwise constitute such a default in accordance with the terms of the Subordinated Claims.

23. Termination of Agreement. This Agreement shall continue and shall be irrevocable until the date all of the Senior Indebtedness has been Finally Paid or otherwise discharged and released in an express writing to such effect by the Senior Lenders.

24. Reinstatement. The obligations of the Subordinated Claimants under the Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Indebtedness is rescinded or must otherwise be restored or returned by any Senior Lender by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company, the Management Co., any Obligor or any substantial part of its property, or otherwise, all as though such payment had not been made.

25. Legends. Until the termination of this Agreement, each Subordinated Claimant will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Document, as well as any renewals or replacements thereof, the following legend:

“THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF SEPTEMBER 19, 2006 AMONG W. ANDREW WRIGHT, III, ADDUS TERM TRUST, W. ANDREW WRIGHT GRANTOR RETAINED ANNUITY TRUST, MARK S. HEANEY, JAMES A. WRIGHT, COURTNEY E. PANZER, ADDUS HEALTHCARE, INC. (THE “COMPANY”), ADDUS HOLDING CORPORATION, ADDUS ACQUISITION CORPORATION, ADDUS MANAGEMENT CORPORATION AND FREEPORT FINANCIAL LLC (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE “SENIOR AGENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF SEPTEMBER, 19 2006 AMONG THE COMPANY, THE SENIOR AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) AS SUCH CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS THEREUNDER AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.”

The Company’s books shall be marked to evidence the subordination of all of the Subordinated Claims to the holders of Senior Indebtedness, in accordance with the terms of this Agreement. Each Senior Lender is authorized to examine such books from time to time in accordance with the terms of the Credit Agreement and to make any notations required by this Agreement.

26. Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THE COMPANY AND THE SUBORDINATED CLAIMANTS HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY THE COMPANY OR THE SUBORDINATED CLAIMANTS AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT SHALL BE LITIGATED IN A COOK COUNTY, ILLINOIS COURT OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR, IF ANY SENIOR LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH SUCH SENIOR LENDER SHALL INITIATE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. THE COMPANY AND THE SUBORDINATED CLAIMANTS EACH HEREBY EXPRESSLY

SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY ANY SENIOR LENDER AND HEREBY WAIVE ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED UPON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM AS SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY ANY SENIOR LENDER, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING, BY ANY SENIOR LENDER, OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND THE COMPANY AND THE SUBORDINATED CLAIMANTS EACH HEREBY WAIVE THE RIGHT TO COLLATERALLY ATTACK SUCH JUDGMENT OR ACTION.

27. Jury Trial. THE SENIOR AGENT, THE SUBORDINATED CLAIMANTS, THE PURCHASERS AND THE COMPANY WAIVE TRIAL BY JURY IN ANY DISPUTE ARISING FROM, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

28. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

29. Counterparts. This Agreement may be executed in any number of separate counterparts, all of which, when taken together, shall constitute one and the same instrument, notwithstanding the fact that all parties did not sign the same counterpart. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.

30. Sections. The section headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

31. Defines Rights of Creditors. The provisions of this Agreement are solely for the purpose of defining the relative rights of the Senior Lenders and the Subordinated Claimants and shall not be deemed to create any rights or priorities in favor of any other Person, including the Company or the Purchasers.

[signature pages follow]

The parties hereto have executed this Agreement as of the date first above written.

COMPANY:	ADDUS HEALTHCARE, INC.

	By:	/s/ Ed Budy
	Name:	Ed Budy
	Title:	Assistant Secretary

PURCHASERS:	ADDUS HOLDING CORPORATION

	By:	/s/ Simon Bachleda
	Name:	Simon Bachleda
	Title:	Secretary

ADDUS ACQUISITION CORPORATION

	By:	/s/ Simon Bachleda
	Name:	Simon Bachleda
	Title:	Secretary

ADDUS MANAGEMENT CORPORATION

	By:	/s/ Simon Bachleda
	Name:	Simon Bachleda
	Title:	Secretary

SENIOR AGENT:	FREEPORT FINANCIAL LLC

	By:	/s/ Chad Blakeman
	Name:	Chad Blakeman
	Title:	Duly Authorized Signatory

Signature Page to Subordination and Intercreditor Agreement

SUBORDINATED CLAIMANTS:	ADDUS TERM TRUST

	By:	/s/ W. Andrew Wright, III
	Name:	W. Andrew Wright, III
	Title:	Trustee

W. ANDREW WRIGHT GRANTOR RETAINED ANNUITY TRUST

	By:	/s/ W. Andrew Wright, III
	Name:	W. Andrew Wright, III
	Title:	Trustee

	By:	/s/ W. Andrew Wright, III
W. Andrew Wright, III

	By:	/s/ Mark S. Heaney
Mark S. Heaney

	By:	/s/ W. Andrew Wright, II, A-I-F
W. Andrew Wright, II, A-I-F

	By:	/s/ W. Andrew Wright, II, A-I-F
W. Andrew Wright, II, A-I-F

Signature Page to Subordination and Intercreditor Agreement

ANNEX I

NOTICE ADDRESSES

COMPANY:

Addus HealthCare, Inc.

2401 South Plum Grove Road

Palatine, Illinois 60067

Attention: Edward Budy, Esq.

Facsimile: (847) 303-5376

with a copy to:

Eos Management, Inc.

320 Park Avenue

New York, New York 10022

Attention: Mark L. First

Facsimile: (212) 832-5815

SENIOR AGENT:

Freeport Financial LLC

500 West Madison Street; Suite 1710

Chicago, Illinois 60661

Attention: Addus HealthCare, Inc. Account Officer

Facsimile: (312) 281-4646

with a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attention: Patrick M. Hardiman

Facsimile: (312) 558-5700

SUBORDINATED CLAIMANTS:

W. Andrew Wright, III

281 Steeplechase Rd

Barrington, IL 60010

Mark S. Heaney

1340 Inverness Lane

Schereville, IN 46375

James A. Wright

79 Spring Creek Rd

Barrington Hills, IL 60010

Courtney E. Panzer

4N 539 Hidden Oaks Road

St. Charles, IL 60175

Addus Term Trust

281 Steeplechase Rd

Barrington, IL 60010

with a copy to:

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Patrick G. Quick, Esq.

Facsimile: (414) 297-4900